Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Moolec Science SA of our report dated October 30, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting of Bioceres Crop Solutions Corp., which appears which appears in Moolec Science SA’s Current Report on Form 6-K dated April 18, 2025.

/s/ Price Waterhouse & Co S.R.L.

/s/ Guillermo Miguel Bosio

Guillermo Miguel Bosio

Partner

Rosario, Argentina

August 14, 2025